UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2004

PPOL,INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50065	95-4436774
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 City Boulevard West, Suite 870
Orange, California		92868
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 221-7250

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 25, 2004, pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”) as filed on March 2, 2004 on form 8-K, PPOL, Inc. (the “Company”) has granted incentive stock options to certain directors and employees of the Company as well as to certain directors and employees of AJOL, Inc., the Company’s wholly owned Japanese subsidiary, for the purpose of attracting and retaining the best available personnel and to promote the success of the Company’s business. See table of options granted attached to this 8-K filing under exhibit 99.1.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2004

PPOL, Inc.

	By:	/s/ Yoichi Awagakubo

Yoichi Awagakubo
Secretary

EXHIBIT INDEX

Exhibit # 99.1 – PPOL, Inc. Table of Incentive stock Options Granted